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                                                                   exhibit h(6)

                             Smith Barney Trust II
                                125 Broad Street
                            New York, New York 10004

                                 March 17, 2003

Citicorp Trust Bank, fsb
125 Broad Street
New York, New York, 10004

         Re:  Smith Barney Trust II - Transfer Agency and Services Agreement

Ladies and Gentlemen:

         This letter serves as notice that Smith Barney Short Duration Municipal Income Fund (the "Series"), a series of Smith Barney Trust II (the "Trust"), is added to the list of series of the Trust to which Citicorp Trust Bank, fsb ("Citicorp") renders services as transfer agent pursuant to the terms of the Transfer Agency and Services Agreement dated as of October 1, 1999 (the "Agreement"), between the Trust and Citicorp (formerly known as Travelers Bank & Trust, fsb).

         Please sign below to evidence your agreement to render such services as transfer agent on behalf of the Series under the Agreement.

                                               SMITH BARNEY TRUST II

                                               By:    /s/ Lewis E. Daidone
                                                      ------------------------
                                               Title: Senior Vice-President
                                                      ------------------------

Acknowledgement:

CITICORP TRUST BANK, FSB

By:    /s/ Harris Goldblat
       -----------------------
Title: Director
       -----------------------